UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2012

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA		92008-7328
(Address of principal executive offices)		(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2012, Callaway Golf Company (the “Company”) entered into an asset purchase agreement (the “Agreement”) with American Sports Licensing, Inc., a Delaware corporation, and Dick’s Sporting Goods, Inc., a Delaware corporation (“Dick’s,” and together with American Sports Licensing, Inc., the “Buyer”), pursuant to which the Buyer purchased certain assets related to the Top-Flite brand (the “Assets”), including Top-Flite trademarks and service marks world-wide. The sale of Assets (the “Asset Sale”) was consummated as of the date of the Agreement (the “Closing”). Pursuant to the terms and conditions of the Agreement, the Buyer paid a purchase price of $20 million in cash to the Company as consideration for the Assets.

The Agreement contains customary representations, warranties, covenants and indemnities by the Company and the Buyer. Pursuant to a license agreement with the Buyer, the Company will have ninety days from the date of the Closing (the “Transition Period”) to service its then existing customers with Top-Flite brand product that is in inventory and “wind down” that business in a responsible manner that gives the Company’s customers a reasonable opportunity to prepare for the cut off in supply of Top-Flite brand product from the Company. Following the Transition Period, Dick’s will acquire from the Company certain Top-Flite brand golf ball and boxed set club inventory at certain specified prices.

Item 7.01 Regulation FD Disclosure.*

In the Company’s earnings release dated January 25, 2012, the Company provided guidance with respect to its outlook for the first half and full year 2012. This guidance did not contemplate the sale of the Top-Flite brand discussed in Item 1.01 above or the sale of the Company’s Ben Hogan brand, which closed earlier in the first quarter 2012. The net effect of the sale of these brands, including the gain recognized, is not expected to have a material effect on the Company’s net income for 2012. The Company intends to provide further detail concerning these transactions during its investor conference call scheduled to be held later this month in connection with the release of its first quarter 2012 results.

* The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On April 4, 2012, the Company issued a press release captioned “Callaway Golf Company Sells Top-Flite to Dick’s Sporting Goods.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Forward-Looking Statements: Statements included in this Form 8-K that relate to future plans, events, financial results, performance or prospects, including statements relating to the expected impact of the sale of the Top-Flite and Ben Hogan brands on fiscal year 2012 net income, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those estimated or anticipated as a result of various unknowns, including continued customer demand for Top-Flite products (which can be significantly adversely affected by unfavorable economic or market conditions), and the successful transition of the Top-Flite business to the Buyer, as well as other risks and uncertainties applicable to the Company’s business. For additional information concerning these and other risks and uncertainties that could affect these statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated April 4, 2012, captioned “Callaway Golf Company Sells Top-Flite to Dick’s Sporting Goods.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2012

CALLAWAY GOLF COMPANY

By:	/s/ Brian P. Lynch
Name:	Brian P. Lynch
Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated April 4, 2012, captioned “Callaway Golf Company Sells Top-Flite to Dick’s Sporting Goods.”

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